Exhibit 3.2

AMENDMENT

TO THE

SECOND AMENDED AND RESTATED TRUST AGREEMENT OF

GREENHAVEN COAL FUND

THIS AMENDMENT TO THE SECOND AMENDED AND RESTATED TRUST AGREEMENT OF GREENHAVEN COAL FUND, dated as of January 4, 2016 (the “Amendment”), is executed and delivered by the undersigned (the “Sponsor”), being the Sponsor of GreenHaven Coal Fund (the “Trust”), pursuant to Section 10.16 of the Second Amended and Restated Trust Agreement, dated as of January 6th, 2015, of the Trust (the “Trust Agreement”). Capitalized terms used herein but not defined shall have the meanings set forth in the Trust Agreement.

WHEREAS, pursuant to Section 10.16 of the Trust Agreement, the Sponsor may amend any provisions of the Trust Agreement without the consent of any Shareholder or Beneficial Owner; and

WHEREAS, the Sponsor desires to amend the Trust Agreement as specified herein.

NOW, THEREFORE, the Trust Agreement is hereby amended as follows:

1.	Amendment to the name of the Trust.

The name of the Trust, GreenHaven Coal Fund, is hereby replaced throughout the Trust Agreement with “WisdomTree Coal Fund.”

2.	Except to the extent modified herein, the terms and conditions of the Trust Agreement shall remain in full force and effect.

3.	The Amendment may not be amended nor may any provision hereof be waived without complying with Section 10.16 of the Trust Agreement.

4.	Any signature to the Amendment may be delivered via facsimile, electronic mail (including PDF) or other transmission method and any signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.	This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the date first set forth above.

SPONSOR:

WisdomTree Coal Services, LLC

By:
Name:	Peter M. Ziemba
Title:	Executive Vice President, Chief Legal Officer and Secretary

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